                                                                     EXHIBIT 12


MINDSPRING ENTERPRISES

          Statement Re: Computation of Ratio of Earnings to Fixed Charges
                                   (In millions)


                                                                                                               For the Nine Months
                                                              For the Years Ended December 31,                 Ended September 30,
                                                   --------------------------------------------------------    -------------------
                                                     1994       1995         1996       1997         1998        1998       1999
                                                     ----       ----         ----       ----         ----      ------     -------
FIXED CHARGES:

  Interest expense (including amortization of
  debt issuance costs)                                 -         (725)       (415)       (749)       (890)       (718)     (6,618)
  Interest element of rent expense (1/3 rent)         (492)       (21)       (171)       (492)       (492)       (377)     (1,782)
                                                   --------    -------    -------     -------     -------     -------     -------
                                                      (492)      (746)       (586)     (1,241)     (1,382)     (1,095)     (8,400)
                                                   ========    =======    =======     =======     =======     =======     =======

EARNINGS:

  Net Loss                                             (75)    (1,959)     (7,612)     (4,083)     10,544       6,866     (21,219)
    Add back:
  Provision (benefit) for income taxes                  -          -           -           -         1,544          92      (6,640)
  Fixed charges excluding cap interest                (492)      (746)       (586)     (1,241)     (1,382)     (1,095)     (8,400)
                                                   --------    -------    -------     -------     -------     -------     -------
                                                       417     (1,213)     (7,026)     (2,842)     13,470       8,053     (19,459)
                                                   ========    =======    =======     =======     =======     =======     =======

COVERAGE (DEFICIENCY)                                  (75)    (1,959)     (7,612)     (4,083)        9.7         7.4     (27,859)
                                                   ========    =======    =======     =======     =======     =======     =======